EXHIBIT 10.4


              CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE


                  This Confidential Separation Agreement and General Release (the "AGREEMENT") is made as of this 11th day of December, 2000 (the "Effective Date"), by and between Hershey Foods Corporation, a Delaware corporation (the "COMPANY"), and Michael F. Pasquale ("EMPLOYEE"), and together with the Company, (the "PARTIES").

                  WHEREAS, Employee will be retained as an employee of the Company on paid leave of absence until the Separation Date, as hereinafter defined, whereupon Employee's employment with the Company shall terminate (the "SEPARATION");

                  WHEREAS, the Company and Employee desire voluntarily to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation; and

                  WHEREAS, the Parties enter into this Agreement for their mutual cooperation and benefit:

                  NOW, THEREFORE, in consideration of the mutual covenants, commitments and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. ACKNOWLEDGMENT OF SEPARATION. The Parties acknowledge and agree that the Separation shall be effective (the "Separation Date") as of the earliest of (i) the date Employee commences full-time employment with another employer; (ii) in the event Employee breaches any of his covenants, agreements or obligations hereunder, the date the Company provides notice of such breach to Employee;
(iii) Employee's date of death; and (iv) June 1, 2002. If Employee commences full-time employment with another employer prior to June 1, 2002, a determination of whether an exception or waiver of eligibility requirements under the SERP (as hereinafter defined) to allow Employee to receive benefits under the SERP may be made by and in the sole discretion of the Chief Executive Officer and Board of Directors of the Company, taking into account Section 4.9.


2. RESIGNATION FROM COMPANY BOARD OF DIRECTORS AND COMPANY OFFICES. Effective immediately, Employee hereby voluntarily resigns from all of his positions and offices with the Company and its subsidiaries, including, without limitation,
(i) member of the Board of Directors of the Company and of each committee thereof of which he is a member, (ii) the Board of Directors of any subsidiary of the Company, (iii) Executive Vice President and Chief Operating Officer, and
(iv) each office he may occupy of any subsidiary of the Company.

3. EMPLOYEE'S ACKNOWLEDGMENT OF CONSIDERATION. Employee specifically acknowledges and agrees that certain of the obligations created and payments made to him by the Company under this Agreement are promises and payments to which he is not otherwise entitled under any law or contract.

4. PAID LEAVE OF ABSENCE. Employee shall be placed on a paid leave of absence commencing on the Effective Date and continuing until the Separation Date. This period shall be known as the "Leave of Absence Period". The following conditions shall apply during the Leave of Absence Period:

         4.1. Except as provided for below and in Section 4.2, Employee shall continue to be eligible to receive the following, and only the following, employment benefits and participate in or receive benefits under the following,and only the following,


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                  programs and benefit plans (in accordance  with the terms and conditions of the programs and benefit plans of the Company, including, without limitation, such terms and conditions permitting the Company to amend or terminate such programs and benefit plans) applicable to Employee immediately prior to the Effective Date:

        4.1.1. his salary, which shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding;

        4.1.2. the Company's medical (including dental and vision) benefits programs, including the retiree medical program if Employee's Separation Date occurs concurrently with or after he is eligible to retire;


        4.1.3. the Company's life insurance program at one-times his base salary;

        4.1.4.   the Hershey Foods Corporation Deferred Compensation Plan
                 ("DCP");

        4.1.5.   the Hershey Foods Corporation Retirement Plan ("HRA");

        4.1.6. the Hershey Foods Corporation Employees Savings Stock Investment and Ownership Plan ("ESSIOP"); and

        4.1.7. the Hershey Foods Corporation Supplemental Executive Retirement Plan ("SERP").

        From and after Employee's Separation Date, he shall not be entitled to any payments or benefits of any kind from the Company under this Section 4.1, and any vested rights under the DCP, the HRA, the ESSIOP, the SERP, and the retiree medical program shall be determined by the terms and conditions of these plans respectively.

        4.2.     Notwithstanding the foregoing, the parties agree:

        4.2.1. Employee shall not be eligible to accrue, earn or participate in salary adjustments after the Effective Date;

        4.2.2.   Employee   shall  not  be  eligible  to  receive any employment
                 benefits or participate in or receive any payments or benefits under any programs or benefit plans not listed in
                 Section  4.1 (in  particular, Employee  shall  not,  effective
                 immediately,   be eligible for any benefits under any Company
                 employee benefit protection program, including its Executive Benefits Protection Plans, whether Group 2, 3 or 3A,and its Severance Benefits Plan);

        4.2.3. Upon the Effective Date, all Employee's coverage under the Company's short-term and long-term disability plans shall cease;


        4.2.4. Employee will be paid in January 2001 for any unused vacation days to which he is entitled in 2000 but shall not be entitled to payment for vacation days accrued for 2001 or any subsequent year; and


        4.2.5. Employee shall not be permitted to contribute to a medical reimbursement account under the Company's flex benefits plan for any period after December 31,2000.

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        4.3.      Employee  shall not  participate in any part of the Long -Term
                  Incentive Program ("LTIP") of the Company's Key Employee Incentive Plan ("KEIP") during 2001 or any subsequent year and any outstanding contingent target grants of Performance Stock Units granted to Employee prior to December 31, 2000 are hereby cancelled, except for those granted for the 1998-2000 cycle for pay-out, if any, in February 2001 in accordance with the terms of LTIP.

        4.4. Except as provided in the immediately following sentence, presentation of a draft of this Agreement to Employee on December 11, 2000 for his consideration constitutes notice of termination of employment for purposes of Section 8(a) of the KEIP. If Employee executes this Agreement on December 11, 2000, presentation on December 11, 2000 of a draft of this Agreement to Employee for his consideration shall not constitute a notice of termination of employment for purposes of Section 8(a) of the KEIP. Whether Employee has received a notice of termination of employment for purposes of Section 8(a) the KEIP can be determined only upon the occurrence or non-occurrence of certain events following the presentation of this Agreement to Employee for his consideration. Employee, therefore, shall not be permitted to exercise any currently outstanding Options granted to him previously under the KEIP unless and until this Agreement becomes effective and enforceable.
                  If this Agreement becomes effective and enforceable, then from and after the Effective Date and through and including his Separation Date, Employee shall be considered to be an active employee for purposes of any Options granted to him previously under KEIP during any years prior to 2001 and may exercise in accordance with the provisions of KEIP any such Options at any time prior to his Separation Date and thereafter in accordance with the KEIP and the terms and conditions of the grants of such Options if his Separation Date occurs concurrently with or after he is eligible to retire.

        4.5. Employee shall be eligible to receive an award, if any, of his contingent target grant for 2000 under the Annual Incentive Program ("AIP") of KEIP subject to the terms and conditions of the KEIP and the contingent target grant. For these purposes his score for personal objectives will be set at 100%. Employee shall not be entitled to participate in or receive any benefits under the Annual Incentive Program of KEIP for 2001 or any subsequent year.

        4.6. During the Leave of Absence Period, Employee shall have no assigned duties and shall perform no services for the Company.

        4.7. Except as provided for in Section 6 below, Employee shall be free to seek and accept other employment after the Effective Date.


        4.8. In the event Employee commences other employment during the Leaveof Absence Period, and elects to receive health insurance benefits from another employer, then Employee shall immediately notify the Company at 100 Crystal A Drive, Hershey, PA, Attn: Director, Employee Benefits, of his election in writing and the health insurance provided by the Company hereunder shall terminate as of the effective date of such health insurance received from the other employer. Nothing herein shall obligate Employee to accept any health insurance benefit associated with any other employment. Employee shall not, however, accept coverage from BOTH the Company and a new employer.

        4.9.      If  Employee  commences  full-time   employment  with  another
                  employer prior to June 1, 2002, he shall be entitled to a one-time lump-sum severance payment of

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

                  One Million Dollars ($1,000,000), but shall receive no futher payments or benefits under this Agreement, in accordance with Section 4.1.

        4.10. Employee shall not be subject to the minimum stockholding requirements for Company executives or KEIP participants.


        4.11. The Company will provide for the continuation of comparable financial advisory services by AYCO for a period of six months after the Effective Date.

5. SEPARATION AND COBRA RIGHTS. Effective as of the Separation Date, as required by the continuation coverage provisions of Section 4980B of the U. S. Internal Revenue Code of 1986, as amended ("THE CODE"), Employee shall be offered the opportunity to elect continuation coverage under the group medical plan of the Company ("COBRA COVERAGE"). The Company shall provide Employee with the appropriate COBRA coverage notice and election form for this purpose. Employee shall notify the Company within two weeks of any change in his circumstances that would warrant discontinuation of his COBRA coverage and benefits (including but not limited to Employee's receipt of group medical and dental benefits from any other employer). The existence and duration of Employee's rights and/or the COBRA rights of any of Employee's eligible dependents shall be determined in accordance with Section 4980B of the Code.

6. CONFIDENTIAL, PROPRIETARY AND PRIVILEGED INFORMATION; NON-COMPETITION. The parties agree the terms and conditions of that certain Long-Term Incentive Program Participation Agreement and Mutual Agreement to Arbitrate Claims by and between the Company and Employee executed by Employee January 27, 1997 ("Participation and Arbitration Agreement"), a copy of which is attached hereto, are incorporated herein by reference and made a part hereof as if fully set forth herein. Notwithstanding any provisions to the contrary in the Participation and Arbitration Agreement, the terms and conditions thereof shall remain in effect for three years after Employee's Separation Date regardless of whether Employee is eligible or not to receive benefits under the SERP.

7.   GENERAL RELEASE AND WAIVER BY EMPLOYEE.

         7.1. Employee, for and on behalf of himself and each of his heirs, executors, administrators, personal representatives, successors and assigns, hereby acknowledges full and complete satisfaction of and fully and forever releases, acquits and discharges the Company, together with its subsidiaries and affiliates, and each of its and their past and present direct and indirect stockholders, directors, members, partners, officers, employees, agents, inside and
                  outside  counsel  and   representatives   and  its  and  their
                  respective   heirs,   executors, administrators,   personal
                  representatives,   successors   and   assigns   (collectively,
                  the "Releasees"), from any and all claims, demands, suits, causes of action, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, concealed or hidden, vested or contingent, in law or equity, existing by statute, common law, contract or otherwise, which have existed, may exist or do exist, through and including the execution and delivery by Employee of this Agreement (but not including the Parties' performance under this Agreement), including, without limitation, any of the foregoing arising out of or in any way related to or based upon:


                  7.1.1. Employee's application for and employment with the Company, his being an employee of the Company, or the Separation;

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

                  7.1.2. any and all claims in tort or contract, and any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook;

                  7.1.3.   any  alleged  misrepresentation,   coercion,  duress,
                           defamation,   interference  with contract,
                           intentional  or  negligent  infliction  of  emotional
                           distress,   sexual harassment,negligence
                           or wrongful discharge; or

                  7.1.4 any federal, state or local statute, ordinance or regulation, including but not limited to the Fair Labor Standards Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, and the Pennsylvania Human Relations Act.

         7.2. Employee acknowledges and agrees that other than to seek the Company's performance under this Agreement he is waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Releasees of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys' fees and any form of injunctive relief. Employee acknowledges and agrees that this waiver and release is an essential and material term of this Agreement. Employee further acknowledges and agrees that he will not assert any breach of any agreement,plan, or right referred to herein based on any action or inaction of the Releasees prior to the date hereof.

         7.3. Employee understands and intends that this SECTION 7 constitutes a general release, and that no reference therein to a specific form of claim, statute or type of relief is intended to limit the scope of such general release and waiver; provided, however, notwithstanding any other provision of this Section 7, the provisions of this Section 7 shall not apply to any rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended.

         7.4. Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Employee understands the significance of his release of unknown claims and his waiver of statutory protection against a release of unknown claims.

         7.5. Employee agrees that he will not be entitled to or accept any benefit from any claim or proceeding within the scope of this
                  SECTION 7 general release that is filed or instigated by him or on his behalf with any agency, court or other government entity.

8. EMPLOYEE'S REPRESENTATIONS AND COVENANTS REGARDING ACTIONS. Employee represents, warrants and covenants to each of the Releasees that at no time prior to or contemporaneous with his execution of this Agreement has he filed or caused or knowingly permitted the filing or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency or other tribunal, any charge, claim or action of any kind, nature and character whatsoever ("CLAIM"), known or unknown, suspected or unsuspected, which he may now have or has ever had against the Releasees which is based in whole or in part on any matter referred to in SECTION 7.1. above, and, to the maximum extent permitted by law Employee is prohibited from filing or maintaining, or causing or knowingly permitting the filing or maintaining, of any such Claim in any such forum. Employee hereby grants the Company his perpetual and irrevocable limited power of attorney with full right, power and authority to take all actions necessary to dismiss or discharge any such Claim. Employee further covenants and agrees that he will not encourage any person or entity, including but not limited to any current or former employee, officer, director or stockholder of the Company, to institute any Claim against


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


the Releasees or any of them, and that except as expressly permitted by law or administrative policy or as required by legally enforceable order he will not aid or assist any such person or entity in prosecuting such Claim.

9. NO DISPARAGING REMARKS. Employee hereby covenants to each of the Releasees and agrees that he shall not, directly or indirectly, within or without the Company, make or solicit or encourage others to make or solicit any disparaging or negative remarks concerning the Releasees (as defined in SECTION 7 of this Agreement), or any of their products, services, businesses or activities. Employee understands that, in addition to the consequences such breach may have under other provisions of this Agreement, his breach of this SECTION 9 and the Company's delivery to him of notice of such breach shall result in his Separation; shall eliminate his entitlement to any subsequent payment or benefits under this Agreement including, without limitation, to further exercise any Options under the KEIP and any further participation in or eligibility for benefits under the SERP; and shall subject him to liability for any damages arising from such remarks.

10. NO CONFLICT OF INTEREST. Employee hereby covenants and agrees that he shall not, directly or indirectly, incur any obligation or commitment, or enter into any contract, agreement or understanding, whether express or implied, and whether written or oral, which would be in conflict with his obligations, covenants or agreements hereunder or which could cause any of his representations or warranties made herein to be untrue or inaccurate.

11. CONFIDENTIALITY. The Company and Employee agree that the terms and conditions of this Agreement are to be strictly confidential, except that Employee may disclose the terms and conditions to his family, attorneys, accountants, tax consultants, state and federal tax authorities or as may otherwise be required by law. The Company may disclose the terms and conditions of this Agreement and the circumstances of Employee's separation as the Company deems necessary or appropriate to its or its affiliates' or representatives' officers, employees, board of directors, insurers, attorneys, accountants, state and federal tax authorities, or as otherwise allowed by law. Employee represents that except as expressly authorized by this SECTION 11 he has not discussed, and agrees that except as expressly authorized by this SECTION 11 or by the Company he will not discuss, this Agreement or the circumstances of his Separation, and that he will take affirmative steps to avoid or absent himself from any such discussion even if he is not an active participant therein. EMPLOYEE
ACKNOWLEDGES THE SIGNIFICANCE AND MATERIALITY OF THIS PROVISION TO THIS AGREEMENT, AND HIS UNDERSTANDING THEREOF.

12. RETURN OF CORPORATE PROPERTY; CONVEYANCE OF INFORMATION. Employee hereby covenants and agrees to immediately return all documents, keys, ID cards, credit cards (without further use thereof), laptop computer, and all other items which are the property of the Company and/or which contain confidential information; and, in the case of documents, to return any and all materials of any kind and in whatever medium evidenced, including, without limitation, all hard disk drive data, diskettes, microfiche, photographs, negatives, blueprints, printed materials, tape recordings and videotapes.

13. REMEDIES. In the event that Employee has breached any of his covenants, agreements or obligations under this Agreement, the Company shall notify Employee in writing at his home address as shown in the Company's records of the reason for such determination. The notice shall be sent via hand delivery or overnight courier. Employee hereby acknowledges and affirms that in the event of any breach by Employee of any of his covenants, agreements and obligations hereunder, Employee's Separation shall be effective as of the day the Company provides notice thereof. Employee further hereby acknowledges and affirms that in the event of such breach monetary damages would be inadequate to compensate the Releasees or any of them. Accordingly, in addition to other remedies which may be available to the Releasees hereunder or otherwise at law or in equity,
any  Releasee  shall  be  entitled  to  specifically   enforce  such


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covenants,  obligations and  restrictions  through  injunctive  and/or equitable relief, in each case without the posting of any bond or other security with respect thereto. Should any provision hereof be adjudged to any extent invalid by any court or tribunal of competent jurisdiction, each provision shall be deemed modified to the minimum extent necessary to render it enforceable.

14. ACKNOWLEDGMENT OF VOLUNTARY AGREEMENT. Employee hereby acknowledges and affirms that he is entering into this Agreement knowingly and voluntarily, without coercion or duress of any sort, in order to receive the payments and other consideration from the Company as set forth herein. Employee acknowledges and affirms that he has been given adequate opportunity to review and consider this Agreement.

15. COMPLETE AGREEMENT; INCONSISTENCIES. This Agreement and the Participation and Arbitration Agreement constitute the complete and entire agreement between Employee and the Company with respect to the subject matter hereof, and supersede in their entirety any and all prior understandings, commitments, obligations and/or agreements, whether written or oral, with respect thereto; it being understood and agreed that this Agreement and those agreements, including the mutual covenants, agreements, acknowledgments and affirmations contained herein and therein, are intended to constitute a complete settlement and resolution of all matters set forth in SECTION 7 hereof.

16. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language mutually chosen by the Parties to reflect their mutual intent, and no doctrine of strict construction shall be applied against any Party.

17. THIRD PARTY BENEFICIARIES. The Releasees are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder. Except and to the extent set forth in the preceding sentence, this Agreement is not intended for the benefit of any person other than the Parties, and no such other person shall be deemed to be a third party beneficiary hereof. Without limiting the generality of the foregoing, it is not the intention of the Company to establish any policy, procedure, course of dealing or plan of general application for the benefit of or otherwise in respect of any other employee, officer, director or stockholder, irrespective of any similarity between any contract, agreement, commitment or understanding between the Company and such other employee, officer, director or stockholder, on the one hand, and any contract, agreement, commitment or understanding between the Company and Employee, on the other hand, and irrespective of any similarity in facts or circumstances involving such other employee, officer, director or stockholder, on the one hand, and the Employee, on the other hand.

18. TAX WITHHOLDINGS. Notwithstanding any other provision herein, the Company shall be entitled to withhold from any amounts otherwise payable hereunder to Employee any amounts required to be withheld in respect of federal, state or local taxes.

19. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. In furtherance of the foregoing, the internal law of the Commonwealth of Pennsylvania shall control the interpretation and construction of this Agreement, even though under any other jurisdiction's choice of law or conflict of law analysis the substantive law of some other jurisdiction may ordinarily apply.

20. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall otherwise remain in full force and effect.


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

21. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22. SUCCESSORS AND ASSIGNS. The Parties' obligations hereunder shall be binding upon their successors and assigns. The Parties' rights and the rights of the other Releasees shall inure to the benefit of, and be enforceable by, any of the Parties' and Releasees' respective successors and assigns.

23. AMENDMENTS AND WAIVERS. No amendment or waiver shall be binding upon any party hereto unless consented to in writing by such party.


24. HEADINGS. The headings of the Sections and subsections hereof are for purposes of convenience only, and shall not be deemed to amend,modify, expand, limit or in any way affect the meaning of any of the provisions hereof.

25. WAIVER OF JURY TRIAL. Each of the Parties hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between the Parties relating to the subject matter hereof. Each of the Parties also waives any bond or surety or security upon such bond which might, but for this waiver, be required of the other party. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. EACH OF THE PARTIES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. Each of the Parties further represents and warrants that he or it knowingly and voluntarily waives his or its jury trial rights. This waiver may not be modified orally, but only in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                                    * * * * *

                  IN WITNESS WHEREOF, the Parties have executed this Confidential Separation Agreement and General Release effective as of the date of the first signature affixed below or as otherwise provided in this Agreement.

                          READ CAREFULLY BEFORE SIGNING

I have read this Confidential Separation Agreement and General Release. I understand that by executing this Confidential Separation Agreement and General Release I will relinquish any right or demand, other than those created by or otherwise set forth in this Agreement, I may have against the Releasees or any of them.

DATED: DECEMBER 11, 2000                    By:      /S/ MICHAEL F. PASQUALE
       ------------------                            -----------------------
                                                       Michael F. Pasquale

                                                  HERSHEY FOODS CORPORATION

DATED:  DECEMBER 11, 2000                   By:      /S/ KENNETH L. WOLFE
        -----------------                            --------------------
                                                        Kenneth L. Wolfe

                            HERSHEY FOODS CORPORATION

               LONG-TERM INCENTIVE PROGRAM PARTICIPATION AGREEMENT


                  The undersigned is an executive employee of Hershey Foods Corporation or one of its subsidiaries (hereinafter collectively referred to as "Hershey"). I understand that I have been selected to participate in the Key Employee Incentive Plan (the "Plan"), including the Long-Term Incentive Program ("LTIP") under the Plan. I understand, acknowledge and agree that the purpose of this Agreement is to provide for enhanced confidentiality requirements, an agreement not to compete with Hershey once I become eligible for supplemental retirement benefits, and an arbitration program to be the sole and exclusive method for resolving disputes. I understand and acknowledge that by this Agreement, both I and Hershey, in order to avoid delay and expense, are mutually waiving the right of access to a judicial forum for resolving disputes covered by the arbitration program. I hereby accept the opportunity to participate in the Plan, including the LTIP, and in consideration of my selection by Hershey to be a participant in the Plan and being eligible to receive benefits under the Plan, I agree to the following:


         1.       PARTICIPATION.

                  I understand and agree that participating in the LTIP at any time is no guarantee I will be selected to participate in the LTIP or any other aspect of the Plan in any future years. I understand and agree that participation in the Plan and the LTIP is voluntary; specifically, I understand that I am under no obligation to participate in the LTIP or any other aspect of the Plan, and that I may retain my job if I decline to so participate. I understand and agree that if I elect to participate in the Plan and the LTIP, then, depending on my job performance, the financial performance of Hershey and the achievement of certain goals and objectives, I will be eligible to receive Annual Incentive Program Awards, Performance Stock Unit Awards and Stock Options, in accordance with the terms of the Plan, as it may be amended from time to time.


         2.       CONFIDENTIALITY.

                  I acknowledge that due to the nature of my employment and the position of trust that I hold with Hershey, I will have special access to, learn, be provided with, and in some cases will prepare and create for Hershey, trade secrets and other confidential and proprietary information relating to Hershey's business, including, but not limited to, information about Hershey's manufacturing processes; manuals, recipes and ingredient percentages; engineering drawings; product and process research and development; new product information; cost information; supplier data;
    strategic   business   information;

    marketing,   financial  and  business   development   information,   plans,
    forecasts, reports and budgets; customer information; new product strategies, plans and project activities; and acquisition and divestiture strategies, plans and project activities. I acknowledge and agree that such information, whether or not in written form,is the exclusive property of Hershey, that it has been and will continue to be of critical importance to the business of Hershey, and that the disclosure of it to, or use by, competitors or others will cause Hershey substantial and irreparable harm. Accordingly, I will not, either during my employment or at any time after the termination (whether voluntary or involuntary) of my employment with Hershey, use, reproduce or disclose any trade secrets or other confidential information relating to the business of Hershey which is not generally available to the public, except as may be specially authorized and necessary in discharging my assigned duties as an employee of Hershey. I understand and agree that my obligations under this Agreement shall be in addition to, rather than in lieu of, any obligations I may already have under any Confidentiality Agreement or other agreement with Hershey relating to confidential information or under any applicable statute or at common law.



         3.       UNFAIR COMPETITION.

                  I understand and acknowledge that Hershey is engaged in the business of developing, producing, marketing, selling and distributing confectionery products, chocolate-related grocery products and pasta products. I acknowledge that the scope of Hershey's business and operations is world-wide. I acknowledge that due to the nature of my employment with Hershey, I have special access to, contact with, and information about, Hershey's business activities as described above and to its customers, suppliers, agents, licensees and licensors. I acknowledge that Hershey has incurred considerable expense and invested considerable time and resources in developing relationships with customers, suppliers, agents, licensees and licensors, and that those relationships are critical to the success of Hershey's business.

                  Accordingly, both (a) during the term of my employment with Hershey, and (b) for a period of three (3) years following the termination of my employment for any reason, provided at the time of such termination I am eligible to receive benefits under Hershey's Supplemental Executive Retirement Plan, I shall not, without the prior written consent of Hershey, directly or indirectly serve or act as an officer, director, employee, consultant, adviser, agent or representative for the domestic or worldwide confectionery, chocolate-related grocery or pasta businesses of any entity or individual that is in competition with Hershey's confectionery, chocolate-related grocery or pasta businesses.

         4.       SURVIVAL OF OBLIGATIONS.

                  Both I and Hershey understand and agree that our respective rights and obligations under, and the terms and conditions of, this Agreement (and the Mutual Agreement to Arbitrate Claims appended hereto) shall apply and continue during, and survive the termination (for any reason) of, my employment with Hershey.


         5.       ARBITRATION AND MEDIATION.

                  Both I and Hershey  promise to arbitrate  any claim covered by
the  Mutual   Agreement  to  Arbitrate  Claims  which  is  attached  hereto  and incorporated in full herein by reference.

                  Both I and Hershey further agree, before seeking arbitration of any claim, to engage in good faith efforts to resolve the dispute through nonbinding mediation. Mediation shall be conducted by, and in accordance with procedures for the mediation of employment disputes of, one of the American Arbitration Association, the Judicial Arbitration + Mediation Services, Inc. (JAMS/Endispute) or the Center for Public Resources (CPR) as Hershey and I may agree (and if such agreement is not possible, then the mediation procedures of CPR shall apply), together with any other procedures as may be agreed upon by me and Hershey.


         6.       SAVINGS CLAUSE AND SEVERABILITY.

                  a. All provisions of this Agreement (and of the Mutual Agreement to Arbitrate Claims appended hereto) are severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law.

                  b. Without limiting the foregoing, I specifically agree that each of the covenants set forth in Paragraph 3 of this Agreement is severable; that if any of them is held invalid or unenforceable by reason of length of time, area covered or activity covered, or any combination thereof, or for any other reason, the court or arbitrator shall adjust, reduce or otherwise reform any such covenant to the extent necessary to cure any invalidity and to protect the interests of Hershey to the fullest extent of the law; that the area, time period and scope of activity restricted shall be the maximum area, time period and scope of activity the court or arbitrator deems valid and enforceable; and that, as reformed, such covenant shall then be enforced.

                  c. Without limiting the foregoing, I also specifically agree that if any part of the Mutual Agreement to Arbitrate Claims is determined to be invalid or unenforceable for any reason, then the invalid or unenforceable portion shall be severed and the agreement to submit any claim to binding arbitration shall be interpreted and enforced as if the invalid or unenforceable portion did not appear.



         7.       MISCELLANEOUS.

                  a. Any notice to Hershey shall be in writing and shall be sent by certified mail to Hershey Foods Corporation, 100 Crystal A Drive, Hershey, PA 17033-0810, Attention: Vice President, Human Resources. Any notice to me shall be in writing and shall be sent to me by certified mail at the latest address listed for me in Hershey's employment records, unless I specifically notify Hershey in writing that notice shall be delivered to me at a different address. Notice shall be deemed delivered when personally delivered or a properly addressed notice is deposited with the U.S. Postal Service for delivery by certified mail.

                  b. I understand and agree that neither this Agreement nor the Mutual Agreement to Arbitrate Claims shall be construed in any way as an agreement or guarantee of employment for any period of time and that I remain an employee-at-will for all purposes.

                  c. The rights and obligations under this Agreement and the Mutual Agreement to Arbitrate Claims shall inure to the benefit of, shall be binding upon, and may be enforced by and for the benefit of, Hershey Foods Corporation, any subsidiary or affiliate of Hershey Foods Corporation, and their successors and assigns.

                  d. Any waiver by either Hershey or me of any breach, or the failure to enforce any of the terms or conditions, of this Agreement or the Mutual Agreement to Arbitrate Claims, shall not in any way affect, limit, or waive any rights thereafter to enforce, and compel strict compliance with, every term and condition of this Agreement and the Mutual Agreement to Arbitrate Claims.

                  e. This Agreement and the Mutual Agreement to Arbitrate Claims constitute the entire agreement between Hershey and me with respect to the matters addressed herein and therein, there being no representations, warranties, commitments, or other agreements, except as set forth herein and therein. This Agreement and the Mutual Agreement to Arbitrate Claims may be amended only by an instrument in writing executed by me and an authorized officer of Hershey.

                  f. The substantive law governing this Agreement shall be the law of the Commonwealth of Pennsylvania. The law of arbitrability shall be that set forth in the Federal Arbitration Act. If for any reason the Federal Arbitration Act is inapplicable, then the law of arbitrability shall be that of the Commonwealth of Pennsylvania.

               LONG-TERM INCENTIVE PROGRAM PARTICIPATION AGREEMENT

                      Mutual Agreement To Arbitrate Claims


                  I recognize that differences may arise between Hershey Foods Corporation (the "Company") and me during or following my employment with the Company, and that those differences may or may not be related to my employment. I understand and agree that by entering into this Mutual Agreement to Arbitrate Claims ("Arbitration Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure.

                  I understand that any reference in this Arbitration Agreement to the Company will be a reference also to all subsidiary and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates and agents, and all successors and assigns of any of them.


         A.       CLAIMS COVERED BY THE ARBITRATION AGREEMENT.

                  The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), past, present, or future, whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such. The only claims that are arbitrable are those that, in the absence of this Arbitration Agreement, would have been justiciable under applicable state or federal law. The claims covered by this Arbitration Agreement include, but are not limited to, claims arising out of, connected with or relating to the Long-Term Incentive Program Participation Agreement and this Arbitration Agreement; claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except claims under an employee benefit or pension plan that either specifies that its claims procedure shall culminate in an arbitration procedure different from this one or is underwritten by a commercial insurer which decides claims); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as otherwise provided in this Arbitration Agreement.


         B.       CLAIMS NOT COVERED BY THE ARBITRATION AGREEMENT.

                  Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

                  Also not covered are claims by the Company for injunctive and/or other equitable relief, including but not limited to those for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which I understand and agree that the Company may seek and obtain relief from a court of competent jurisdiction. In such an injunctive/equitable proceeding, I understand and agree that the court is entitled to and will award to the prevailing party costs and actual attorneys' fees incurred.


         C.       REQUIRED NOTICE OF ALL CLAIMS.

                  The Company and I agree that the aggrieved party must give written notice of any claim to the other party. Written notice to the Company, or its officers, directors, employees or agents, shall be sent pursuant to the notice provision of the Agreement to which this Arbitration Agreement is appended.

                  The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.


         D.       REPRESENTATION.

                  Any  party  may  be   represented  by  an  attorney  or  other
representative selected by the party.


         E.       DISCOVERY.

                  Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the arbitrator selected pursuant to this Arbitration Agreement so orders, upon a showing of substantial need.


         F.       DESIGNATION OF WITNESSES.

                  At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

         G.       SUBPOENAS.

                  Each party shall have the right to subpoena witnesses and documents for the arbitration.


         H.       ARBITRATION PROCEDURES.

                  The arbitration will be held under the auspices of one of the American Arbitration Association, Judicial Arbitration + Mediation Services, Inc. or Center for Public Resources, with the designation of such sponsoring organization to be made by the party that did not initiate the claim.

                  The arbitration shall be confidential and closed to the public. Any evidence proffered in the arbitration shall be held in strict confidence and not disclosed to any third party.

                  The Company and I agree that, except as provided in this Agreement, the arbitration shall be in accordance with the then-current dispute arbitration procedures of the sponsoring organization for the type of claim involved. The arbitration shall take place in or near the location in which I am or was last employed by the Company.

                  The Arbitrator shall be selected as follows. The sponsoring organization shall give each party a list of 7 arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of all parties, the sponsoring organization shall furnish an additional list and the process shall be repeated. If no arbitrator has been selected after two lists have been distributed, then the parties shall strike alternately from a third list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the Arbitrator.

                  The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the Commonwealth of Pennsylvania or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator is without jurisdiction to apply any different substantive law, or law of remedies. The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Arbitration Agreement, including but not limited to any claim that all or any part of this Arbitration Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Arbitration Agreement.

                  The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person, as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

                  Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                  Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                  The Arbitrator shall render a proposed award and opinion in the form typically rendered in labor arbitrations.

                 Either party shall have the right, within 20 days of issuance of the Arbitrator's proposed award and opinion, to file with the Arbitrator a motion to reconsider (accompanied by a supporting brief), and the other party shall have 20 days from the date of the motion to respond. The Arbitrator thereupon shall reconsider the issues raised by the motion and, promptly, either confirm or change the decision, which (except as provided by this Arbitration Agreement) shall then be final and conclusive upon the parties. The costs of such a motion for reconsideration and written opinion of the Arbitrator shall be borne by the party prevailing on the motion, unless the Arbitrator orders otherwise.


         I.       ARBITRATION FEES AND COSTS.

                  The Company and I shall equally share the fees and costs of the Arbitrator; provided, however, that my maximum contribution will be no more than 20% of the amount at issue. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award fees to the prevailing party as provided by statute or agreement.


         J.       EXCLUSIVITY, WAIVER AND BINDING EFFECT.

                  The procedure set out in this Arbitration Agreement is the exclusive procedure for resolving claims covered hereunder. The resolution of any claim covered by this Arbitration Agreement pursuant to the procedure set out herein shall be final and binding on the parties to the fullest extent permitted by law. Both I and the Company expressly waive any right to resolve any claim covered by this Arbitration Agreement through any other means, including by filing a lawsuit in court for trial by the court or before a jury. Both I and the Company are precluded from bringing or raising in court or before another forum any claim which could have been brought or raised hereunder, unless the right to pursue a statutory claim or remedy is expressly preserved by law. Neither I nor the Company shall seek to enjoin any proceeding hereunder on the basis that any award resulting therefrom would not be enforceable.


         K.       INTERSTATE COMMERCE.

                  I understand and agree that the Company is engaged in transactions involving interstate commerce.


         L.       CONSIDERATION.

                  The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other. In addition, my participation in this Long-Term Incentive Program provides further consideration for this Arbitration Agreement.

                  IN WITNESS WHEREOF, by signing my name below, I am acknowledging that I am entering into this Long-Term Incentive Program Participation Agreement and Mutual Agreement to Arbitrate Claims voluntarily and with a full understanding of all of their terms and conditions, and, intending to be legally bound, I am agreeing to such terms and conditions.

                                         Long-Term Incentive Program Participant



                                                     /S/ M. F. PASQUALE
                                                     -------------------
                                                     (Signature)

                                                     /S/ M. F. PASQUALE
                                                     ------------------
                                                     Name (Print)

                                                       Date: JANUARY 27, 1997
                                                             ----------------


                  IN WITNESS WHEREOF, Hershey Foods Corporation and/or its employing subsidiary, intending to be legally bound, has or have caused this Agreement to be signed by its or their authorized officer.




                                 R. M. REESE
                                 -----------
                                 Vice President

                                                      Date:  JANUARY 17, 1997
                                                             ----------------